Calculation of Filing Fee Tables
S-8
LB PHARMACEUTICALS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2025 Equity Incentive Plan	Other	1,400,197	$ 23.08	$ 32,316,546.76	0.0001381	$ 4,462.92
2	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2025 Employee Stock Purchase Plan	Other	280,039	$ 19.61	$ 5,491,564.79	0.0001381	$ 758.39
3	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to inducement awards granted outside the Registrant's 2025 Equity Incentive Plan	Other	600,000	$ 23.08	$ 13,848,000.00	0.0001381	$ 1,912.41
Total Offering Amounts:						$ 51,656,111.55		$ 7,133.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,133.72
Offering Note
[1]	(A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock ("Common Stock") of LB Pharmaceuticals Inc (the "Registrant") that become issuable under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") by reason of any dividend, share split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant's outstanding Common Stock. (B) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $23.08 per share, which is the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq Global Market on March 24, 2026. (C) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2025 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2025 Plan. Pursuant to such evergreen provision, on January 1st of each year commencing on January 1, 2026 and ending on (and including) January 1, 2035, the number of shares authorized for issuance under the 2025 Plan is automatically increased by a number equal to five percent (5%) of the total number of shares of capital stock on a fully diluted basis on December 31 of the preceding year, except that, prior to January 1 of a given year, the Registrant's board of directors may determine that the increase for such year will be a lesser number of shares.

[2]	(A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any dividend, share split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant's outstanding Common Stock. (B) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $19.61 per share, which is the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq Global Market on March 24, 2026 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2025 ESPP. (C) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2025 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2025 ESPP. Pursuant to such evergreen provision, on January 1st of each year commencing on January 1, 2026 and ending on (and including) January 1, 2035, the number of shares authorized for issuance under the 2025 ESPP is automatically increased by a number equal to the lesser of: (i) one percent (1%) of the total number of shares of capital stock on a fully diluted basis on December 31st of the preceding calendar year and (ii) 402,000 shares of Common Stock; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that there will be no increase in the share reserve for such calendar year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur.

[3]	(A) The amount registered represents shares of common stock reserved for issuance upon the exercise of stock options granted outside the 2025 Plan but pursuant to the terms of the 2025 Plan as if such stock options were granted under the 2025 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. (B) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The maximum offering price per share and the maximum aggregate offering price for the 600,000 shares of common stock underlying stock options issued to several employees of the Registrant as material inducement to their acceptance of employment with the Registrant are calculated on the basis of $23.08 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on March 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources